Exhibit 10.31

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED

Strategic Cooperation Agreement for Clinical Promotion

Party A: Shenzhen Bestman Precision Instrument Co., LTD

Authorized representative: Cao Haizhu

Address: 8th floor, Yifang Building, No.315, Shuangming Avenue, Guangming Street, Guangming District, Shenzhen City

Tel.: [*]

Party B: Changchun Kaitai Science and Trade Co., LTD

Legal representative: Du Qiu

Address: Room 719, No.138, Dajing Road, Nanguan District, Changchun City

telephone:

Business contact person: Jiang Xiao         Tel.: [*]

Address: 5 F, Workshop 4, Tiansheng Industrial Park, Minxing Road, Century Street, Changchun Economic Development Zone

In accordance with the Civil Code of the People's Republic of China and the laws for the sale of related products, Party B is hereby Jilin In the region (hereinafter referred to as: Jilin Cooperation region), selling party A's development and production Clinical promotion of new blood meter products in hospital (with product and parts list, price, prototype, exhibition support) Through negotiation, party A and Party B follow the principles of voluntariness, equality, fairness and integrity, and on the basis of mutual benefit and for the purpose of win-win cooperation, enter into the following terms of this agreement to jointly abide by and perform:

Article 1 The mode of cooperation

1. Party A authorizes Party B to act during the term of this Agreement Jilin Cooperation Area For the clinical promotion partners of the hospital lines in the region, the contract will be renewed every year. Within 30 days before the expiration of this agreement, both parties may notify the other party in writing of the matter of renewal. If the parties fail to reach a written renewal agreement upon the expiration of this agreement, this agreement shall become invalid from the expiration date. Upon the expiration of the Agreement, Party B shall immediately stop the clinical promotion cooperation in the cooperation area and the two parties. Otherwise, all direct and indirect economic losses caused by Party A shall be borne by Party B.

2. The relationship between Party A and Party B is limited to the clinical promotion partner of the products authorized by Party A, and they are independent parties to the agreement. As a clinical promotion partner, Party B shall meet the following requirements:

2.1 Party B is willing to accept party A's review, supervision and guidance, and shall have legal business qualification. Party B shall operate independently in its own name, and the debts and expenses incurred in the course of external business shall be borne by it, which has nothing to do with Party A. Without the written consent of Party A, it shall not carry out business in the name of Party A's agent (or representative, office), and shall not use any documents or articles with the label of Party A in the process of business development

2.2 When Party B promotes the clinical practice of hospitals within the authorized area, Party B shall not transfer its rights and obligations to a third party without the consent of Party A's written seal. Otherwise, Party A shall have the right to unilaterally terminate this Agreement without any liability for breach of contract. Any development developed by Party B Jilin Flow meter new products in hospital clinical promotion, in party b do clinical promotion in the hospital shall sign a sales contract agreement with party b, but party b shall in the sales contract agreement signed three working days after the contract agreement text scanned copies to party a, in party b do clinical promotion of the hospital to written (or email) to the head of party a and party a to the market information department. Unreported agreement or information, Party A has the right to be deemed invalid. Party B shall bear the economic losses and legal liabilities caused by the product quality problems and after-sales service problems.

3. During the cooperation period by both parties, Party B shall purchase the price list of party A's blood meter, which is attached to this Agreement. Party B shall not violate Party A's price system or brand image promotion, otherwise Party A shall have the right to cancel Party B's clinical promotion and preferential purchase rights, or even have the right to unilaterally terminate this Agreement without any liability for breach of contract.

4. Party B is authorized by Party A Jilin Province Regional clinical promotion partners, first year sales of BV-650 shall not be less than 5 units; sales of BV-520P + shall not be less than 10 units. If the company reaches 8 sets or BV-520P + 20 units in the first year, it can be directly upgraded to the special agent in the region and sign an agreement with Party A again according to the special agent. If Party B fails to meet the above sales standards for the first year, Party A shall have the right to unilaterally terminate this Agreement without any liability for breach of contract.

Article 2. Term of the agreement

1. The term of the cooperation intention agreement is one year. The validity period of this Agreement is from May 10, 2023 to May 6, 2024. After the expiration of the cooperation period, both parties may negotiate and sign the renewal of the cooperation agreement and the cooperation methods and terms of the annual delivery amount. Within 30 days before the expiration of this agreement, both parties may notify the other party in writing of the matter of renewal. In the next year after the term of this agreement, Party B shall have the priority of cooperation with Party A in the same area under the same cooperation conditions. If the parties fail to reach a written renewal agreement upon the expiration of this agreement, this agreement shall become invalid from the expiration date. Upon expiration of the Agreement, Party B shall immediately stop the clinical promotion cooperation in the cooperation area and other two parties. Otherwise, all direct and indirect economic losses caused by Party A shall be borne by Party B.

Article 3 Rights and obligations of both parties

1. Party A shall provide support to Party B in accordance with Article 6 hereof.

2. Party B shall strictly in accordance with the provisions herein Jilin (Region) Promoting and selling Party A's products legally, justly and truthfully, shall not conduct anything unrelated to the promotion and sale of Party A's products in the name of Party A, otherwise, Party A has the right not to recognize them. In case of economic losses caused to Party A, Party A shall have the right to cancel Party B's product agency qualification at any time and require Party B to bear all economic losses and all rights protection expenses (including, but not limited to attorney's fees, legal costs, arbitration fee, preservation fee, security premium, etc.).

3. Party A shall have the right to supervise and manage Party B's behavior and to request to modify the behavior made by Party B that is unfavorable to Party A. Party B shall make effective rectification within 3 days after receiving the rectification notice proposed by Party A. If external impact, it shall take timely measures to eliminate the negative impact.

4. Party B shall not sell to the territory not agreed herein for any reason, otherwise Party A shall have the right to terminate this Agreement at any time.

5. Party B has only the right to be in the Jilin region to cooperate with third-parties and has no right to sign the agreement on behalf of Party A. If Party B signs the agreement on behalf of Party A without authorization, Party A has the right not to recognize it. If the agent recommended by Party B in the advance reported list directly signs the purchase with Party A, the purchase of the agent shall be regarded as Party B's purchase and shall be included in Party B's performance in the assessment.

6. Before the agreement is signed by both parties, Party A shall notify Party B's existing customers, but the repurchase shall be included in the agreement.

7. When adjusting the person in charge of the market area due to the work needs of Party A, it shall coordinate and hand over the business with Party B.

Article 4. Quality of the goods

Party A shall guarantee that the quality of the goods supplied conforms to the national standards, industry standards or Party A's factory qualification standards, and meets the standards defined in the instructions attached to the goods.

Article 5 Purchase of goods and transportation

If Party B purchases goods, the written Purchase List shall be subject to the Purchase List issued by Party B, and the purchase list shall include the product name, specification, quantity, delivery time, delivery place, etc. The details of the Sales Contract Agreement signed by both parties shall be subject to the terms of the agreement and the payment shall be delivered.

Article 6 Sales support

1. Sales materials: Party A shall provide the required materials for product sales and cooperate with Party B to complete the manufacturer authorization materials required for the sales of Party A's products.

2. All-aspect training system: Party A shall provide free on-site training and three online training each year. Including but not limited to product knowledge training, product operation training, sales skills, etc.

3. Market development services: Party A has a sound customer service system and a professional market development team, and may, according to Party B's actual needs, timely provide Party B with necessary market development services to accompany Party B's local business personnel.

4. The specific support projects shall be provided in accordance with party A's internal documents, and party A shall have the right of final interpretation.

Article 7 Promotion, publicity and advertising

1. Party B shall collect information, win over customers, and try its best to promote the promotion and sales of the products.

2. If Party B needs to lead the hosting of large-scale product promotion activities or product advertising activities and needs Party A's support, Party A shall provide the support according to the specific situation.

3. Party A through the overall advertising plan and other regulations, the implementation of product advertising plan and advertising, Party B shall, in accordance with the requirements of Party A in the agency area promotional advertising, Party B shall not use Party A's brand, image, company name, promotional activities and approved by Party A.

4. Party B shall implement Party A's requirements for advertising activities and shall not publish advertisements in violation of laws and regulations.

5. Party B shall be responsible for its advertising and publicity, and the economic and legal responsibilities arising therefrom shall be borne by itself.

Article 8. Force Majeure

If either party fails to perform all or part of its obligations hereunder under this Agreement due to the force majeure event, the performance of such obligations shall be suspended during the period when the force majeure event prevents its performance.

The party claiming to be affected by the force majeure event shall notify the other party of the occurrence of the event in writing or by telephone within the shortest possible time.

In case of a force majeure event, both parties shall immediately decide how to implement this Agreement through friendly negotiation. Upon the termination or elimination of the force majeure event or its effects, both parties shall immediately resume their respective obligations under this Agreement. If the force majeure and its effects cannot be terminated or eliminated, and either party loses the ability to continue to perform the agreement, the parties may terminate the agreement or temporarily delay the performance of the agreement through negotiation, and the party encountering the force majeure shall not be liable for this purpose. If the force majeure occurs after the delay in performance, the party concerned shall not be exempted from liability. At the same time, both parties shall take reasonable measures to prevent the expansion of losses. Otherwise, if either party fails to take any further expansion of the loss due to timely or improper measures, the expanded part of the loss shall be borne by the party at fault.

"Force Majeure" means any event beyond the reasonable control of the affected party, unpredictable, predictable, unavoidable and insurmountable after the date of this Agreement, which makes the performance of all or part of this Agreement objectively impossible or impractical. Such events include but are not limited to natural disasters such as floods, fires, drought, typhoons, earthquakes, and social events such as war (whether declared), major outbreaks, unrest, strikes, government actions or legal regulations.

Article 9 Liability for Breach of contract

For any of the following acts, the other parties shall have the right to notify the party to terminate the Agreement, and the notice of termination shall take effect upon reaching the breaching party:

1、When this Agreement is signed, it does not comply with the mandatory provisions of laws and regulations on the qualification of agents, resulting in economic losses;

2、It does not have or lose the ownership or use right of the relevant intellectual property rights during the term of this Agreement, and fails to timely notify Party B, resulting in the third party to claim the relevant rights to Party B;

3、Complaints caused by management and service problems or exposure and criticism caused by major media for more than three times, which seriously damages the goodwill of Party A's business system;

4、Transfer part or all of the contents of this Agreement to a third party without party A's prior written consent, or authorize a third party to engage in the contents of this Agreement (Party B's development agent shall not be deemed to transfer this Agreement in whole or part of this Agreement);

5、Party B shall sell or represent the products of Party A's competitors separately;

6、 Party A shall have the right to unilaterally terminate the Agreement;

7、If a party refuses to rectify or compensate the other party to the agreement for its own reasons and causes damages to the loss after the written warning, the party that suffers the loss shall have the right to unilaterally terminate the agreement.

Article 10. Change and termination of the agreement

1. In order to meet the needs of market competition, this Agreement may be appropriately modified or terminated upon mutual agreement through negotiation.

2. This Agreement is terminated under the following circumstances:

2.1 When the term of this Agreement expires, this Agreement shall not be renewed;

2.2 Party A and Party B shall terminate this Agreement by written agreement;

2.3 The purpose of this Agreement cannot be realized due to the provisions of force majeure stipulated in Article 12 of this Agreement;

2.4 Either party declares bankruptcy or dissolution, or the court, the government or other administrative acts require the agent to terminate its business.

2. All notices and documents exchanged between the two parties during the performance of this Agreement shall be sent in writing and may be delivered by letter, fax, delivery in person, etc. The address and contact information shall be subject to the information in the signature column of this Agreement. If either party changes the mailing address or contact information, within ten days, the party shall notify the other party in writing, otherwise, the party that fails to notify shall bear the corresponding responsibilities arising therefrom.

Article 19 Other matters

1. This Agreement shall come into force upon being sealed by both parties, signed and sealed by their authorized representatives and signed and sealed by Party B. The Agreement shall be made in duplicate, with each party holding one copy and each copy having the same legal effect. The scanned and faxed copies are as valid as the original copies;

2. Matters not covered herein shall be governed by relevant laws and regulations. In the absence of such provisions, party A and Party B may reach a written supplementary agreement. The annexes and supplementary agreements to this Agreement shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

3. Any dispute arising from the performance of this Agreement shall be settled by both parties through friendly negotiation. If no agreement can be reached through negotiation, both parties may file a lawsuit to the people's court in the place where Party A is located.

(No text below; signature page follows)

Party A (seal): Shenzhen Bestman Precision Instrument Co., Ltd.	Party B (seal): Changchun Kaitai Science and Trade Co., Ltd.

Legal representative/authorized representative (signature):	Legal representative/authorized representative (signature): /s/ Xiao Jiang

Date of signing: May 10, 2023	Date of signing: May 10, 2023